UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported) May 14, 2014

The St. Joe Company
(Exact Name of Registrant as Specified in its Charter)

Florida	1-10466	59-0432511
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

133 South WaterSound Parkway WaterSound, Florida	32413
(Address of Principal Executive Offices)	(Zip Code)

(850) 231-6400
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 14, 2014, The St. Joe Company (the "Company") held its 2014 Annual Meeting of Shareholders. At the 2014 Annual Meeting of Shareholders, the shareholders voted on (i) the election of seven director nominees (Proposal 1), (ii) the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2014 fiscal year (Proposal 2) and (iii) the approval, on an advisory (non-binding) basis, of the Company’s executive compensation programs and policies as described in the Company’s 2014 Proxy Statement (Proposal 3). The results of the votes are set forth below.

Proposal 1

The shareholders voted in favor of the election of the following director nominees for a term of office expiring at the next Annual Meeting of Shareholders and, in each case, until his or her successor is duly elected and qualified.

	For	Against	Abstain	Broker Non-Vote
Cesar L. Alvarez	53,381,475	26,437,727	546,796	7,579,950
Bruce R. Berkowitz	79,686,548	159,815	519,635	7,579,950
Park Brady	80,161,062	167,201	37,735	7,579,950
Howard S. Frank	79,203,658	642,148	520,192	7,579,950
Jeffery C. Keil	80,146,033	176,402	43,563	7,579,950
Stanley Martin	80,158,201	163,483	44,314	7,579,950
Thomas P. Murphy, Jr.	80,168,430	155,404	42,164	7,579,950

Proposal 2

The shareholders voted in favor of ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for the 2014 fiscal year.

For	Against	Abstain
87,737,098	148,254	60,596

Proposal 3

The shareholders voted in favor of approving, on an advisory (non-binding) basis, the Company’s executive compensation programs and policies as described in the Company’s 2014 Proxy Statement.

For	Against	Abstain	Broker Non-Vote
78,191,016	402,370	1,772,612	7,579,950

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ST. JOE COMPANY

		By:	/s/ Marek Bakun
Marek Bakun
Chief Financial Officer

Date:	May 19, 2014